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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 28, 1999

IMPAC SECURED ASSETS CORP. (as company under a Pooling and Servicing Agreement, dated as of September 1, 1999, providing for, inter alia, the issuance of Mortgage Pass-Through Certificates, Series 1999-1)


                           Impac Secured Assets Corp.
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             (Exact name of registrant as specified in its charter)

         California                   333-44209              33-071-5871
----------------------------          ---------              -----------
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
of Incorporation)                     File Number)           Identification No.)


1401 Dove Street
Newport Beach, California                                       92660
----------------------------                                  ----------
(Address of Principal                                         (Zip Code)
Executive Offices)

Registrant's telephone number, including area code, is (949) 475-3600


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



Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

          For a description of the Certificates and the Mortgage Pool, refer to the Pooling and Servicing Agreement.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

          (a)   Not applicable

          (b)   Not applicable

          (c)   Exhibits:



                       Item 601(a) of
                       Regulation S-K
Exhibit No.            Exhibit No.             Description
-----------            -----------             -----------
          1                      99            Computational Materials--
                                               Computational Materials (as
                                               defined in Item 5) that have been
                                               provided by the Underwriter to
                                               certain prospective purchasers of
                                               the Impac Secured Assets Corp.
                                               Mortgage Pass-Through
                                               Certificates, Series 1999-1
                                               (filed in paper pursuant to the
                                               automatic SEC exemption pursuant
                                               to Release 33-7427, August 7,
                                               1997)




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



Item 5.   Other Events.
          ------------

          On or about September 30, 1999, the Registrant will cause the issuance and sale of approximately $133,180,000 initial principal amount of Mortgage Pass-Through Certificates, Series 1999-1, (collectively, the "Certificates") pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1999, among the Registrant, Impac Funding Corporation, as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee.

          In connection with the sale of the Series 1999-1 Class A Certificates (the "Underwritten Certificates"), the Registrant has been advised by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"), that the Underwriter has furnished to prospective investors certain yield tables and other computational materials (the "Computational Materials") with respect to the Underwritten Certificates following the effective date of Registration Statement No. 333-44209, which Computational Materials are being filed as exhibits to this report.

          The Computational Materials have been provided by the Underwriter. The information in the Computational Materials is preliminary and may be superseded by the Prospectus Supplement relating to the Underwritten Certificates and by any other information subsequently filed with the Securities and Exchange Commission.

          The Computational Materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

          In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Certificates (the "Mortgage Loans") may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Certificates might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Certificates.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            IMPAC SECURED ASSETS CORP.

                                            By /s/ Richard J. Johnson
                                               ------------------------------
                                            Name:  Richard J. Johnson
                                            Title: Chief Financial Officer


Dated: September 28, 1999










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


                                  EXHIBIT INDEX


                 Item 601 (a) of      Sequentially
Exhibit          Regulation S-K       Numbered
Number           Exhibit No.          Description                        Page
-------          -------------        -------------                      ------

1                     99              Computational Materials            6











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